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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-20611, No. 33-30455, No. 33-58104 and No. 33-58106) and the Registration Statements on Form S-3 (No. 33-33104, No. 33-42265 and No. 33-41586) of our report dated August 8,
1997 which appears in the 1997 Annual Report to Shareholders of Baldwin Technology Company, Inc. on Form 10-K for the year ended June 30, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.

PRICE WATERHOUSE LLP

Stamford, Connecticut
August 8, 1997